UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AGEAGLE AERIAL SYSTEMS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AGEAGLE AERIAL SYSTEMS INC.

8833 E. 34th Street North

Wichita, Kansas 67226

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held June 16, 2022

TO THE SHAREHOLDERS OF AGEAGLE AERIAL SYSTEMS INC.:

The Annual Meeting of the shareholders (the “Annual Meeting”) of AgEagle Aerial Systems Inc., a Nevada corporation (the “Company”), will be held on June 16, 2022, at 11:00 a.m., local time, 700 NW 1st Avenue, Ste. 1200, Miami, Florida 33136-4118., for the following purposes:

(1)       To elect four directors;

(2)       To approve, on an advisory basis, the compensation of our named executive officers (“say-on-pay”);

(3)       To ratify the appointment of WithumSmith+Brown, PC, as the Company’s independent accountants, for the fiscal year ending December 31, 2022; and

(4)       To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

Stockholders of record of the Company’s common stock at the close of business on April 27, 2022 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials primarily over the Internet. We believe that it will expedite shareholders’ receipt of proxy materials, lower costs and reduce the environmental impact of distributing proxy materials for our Annual Meeting. It is anticipated that on or about May 6, 2022, we will commence mailing to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our 2022 Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), over the Internet. The Notice also includes instructions on how you can receive a paper copy of the proxy materials by mail. If you receive your annual meeting materials by mail, the Notice, 2022 Proxy Statement, 2021 Annual Report and proxy card will be enclosed. If you receive your proxy materials via e-mail, the e-mail will contain voting instructions and links to the 2021 Annual Report and 2022 Proxy Statement on the Internet, both of which are available at https://web.viewproxy.com/uavs/2022.

All stockholders are cordially invited to attend the meeting. Whether or not you plan to participate in this year’s annual meeting, your vote is very important and we encourage you to vote promptly. After reading the 2022 Proxy Statement, please promptly mark, sign and date the enclosed proxy card and return it by following the instructions on the proxy card or voting instruction card or vote by telephone or by Internet. If you attend the Annual Meeting, you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from your brokerage firm, bank, or other nominee to vote your shares.

By Order of the Board of Directors,

/s/ Barrett Mooney
Barrett Mooney
Chairman of the Board of Directors

Dated: May 2, 2022

AGEAGLE AERIAL SYSTEMS INC.

8833 E. 34th Street North

Wichita, Kansas 67226

PROXY STATEMENT
for
Annual Meeting of Shareholders
to be held June 16, 2022

PROXY SOLICITATION

The Company is soliciting proxies on behalf of the Board of Directors in connection with the Annual Meeting of the shareholders (the “Annual Meeting”) of AgEagle Aerial Systems Inc., a Nevada corporation (the “Company”), will be held on June 16, 2022, at 11:00 a.m., local time, at 700 NW 1st Avenue, Ste. 1200, Miami, Florida 33136-4118, for the following purposes:

(1)       To elect four directors;

(2)       To approve, on an advisory basis, the compensation of our named executive officers (“say-on-pay”);

(3)       To ratify the appointment of WithumSmith+Brown, PC, as the Company’s independent accountants, for the fiscal year ending December 31, 2022; and

(4)       To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

The Board of Directors set April 27, 2022 as the record date (the “Record Date”) to determine those holders of common stock, par value $0.001 per share, of the Company (the “Common Stock”), who are entitled to notice of, and to vote at, the Annual Meeting. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s office at 8833 E 34th Street North, Wichita, Kansas 67226 during the 10-day period preceding the Annual Meeting.

It is anticipated that on or about May 6, 2022, the Company shall commence mailing to all stockholders of record, as of the Record Date, a Notice of Availability of Proxy Materials (the “Notice”). Please carefully review the Notice for information on how to access the Notice of Annual Meeting, Proxy Statement, proxy card and 2021 Annual Report on https://web.viewproxy.com/uavs/2022, in addition to instructions on how you may request to receive a paper or email copy of these documents. There is no charge to you for requesting a paper copy of these documents.

 IMPORTANT: Please mark, date, and sign the enclosed proxy card and promptly return it in the accompanying postage-paid envelope or vote by telephone or by Internet to assure that your shares are represented at the meeting. If you attend the virtual meeting, you may choose to vote online even if you have previously sent in your proxy card.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2022: Our 2022 Proxy Statement is enclosed. Financial and other information concerning AgEagle Aerial Systems Inc. is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2021 (“2021 Annual Report”). A complete set of proxy materials relating to our 2022 Annual Meeting, consisting of the Notice of 2022 Annual Meeting of Stockholders, 2022 Proxy Statement, proxy card and 2021 Annual Report, is available on the Internet and may be viewed at https://web.viewproxy.com/uavs/2022.

GENERAL INFORMATION ABOUT VOTING

Proxy Materials

Why am I receiving these materials?

The Board of Directors (the “Board”) of AgEagle Aerial Systems Inc. (the “Company”) has made these proxy materials available to you on the Internet, or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at the Company’s 2022 Annual meeting of stockholders (the “2022 Annual Meeting”), which will take place on June 16, 2022 at 11:00 a.m. local time at 700 NW 1st Avenue, Ste. 1200, Miami, Florida 33136-4118.

As a stockholder, you are invited to participate in the 2022 Annual Meeting and are requested to vote on the proposals described in this 2022 Proxy Statement (the “2022 Proxy Statement”). This 2022 Proxy Statement includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares.

What is included in these materials?

The proxy materials include:

●              our 2022 Proxy Statement for the 2022 Annual Meeting;

●              our Annual report to stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”); and

●              the proxy card or a voting instruction card for the 2022 Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this 2022 Proxy Statement and our 2021 Annual Report, to our stockholders by providing access to such documents over the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (“Notice”), which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

How can I access the proxy materials over the Internet?

The Notice of Internet Availability, proxy card or voting instructions card will contain instructions on how to:

●              access and view our proxy materials for the 2022 Annual Meeting over the Internet; and

●              how to vote your shares.

If you choose to receive our future proxy materials electronically, it will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials electronically, you will receive an e-mail next year with instructions containing a link to the website where those materials are available. Your election to receive proxy materials electronically will remain in effect until you terminate it.

How may I obtain a paper copy of the proxy materials?

Stockholders receiving a Notice will find instructions in that notice about how to obtain a paper copy of the proxy materials. Stockholders receiving a Notice by e-mail will find instructions in that e-mail about how to obtain a paper copy of the proxy materials. Stockholders who have previously submitted a standing request to receive paper copies of our proxy materials will receive a paper copy of the proxy materials by mail.

What shares are included on the proxy card?

If you are a stockholder of record, you will receive only one proxy card for all the shares you hold of record in certificate form and in book-entry form.

If you are a beneficial owner, you will receive voting instructions from your broker, bank, or other holder of record.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice of 2022 Annual Meeting of Stockholders, 2022 Proxy Statement and 2021 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of 2022 Annual Meeting of Stockholders, 2022 Proxy Statement and 2021 Annual Report, or if you hold stock of the Company in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Corporate Secretary of the Company by sending a written request to AgEagle Aerial Systems, Inc., Corporate Secretary, 8833 E 34th Street North, Wichita, Kansas 67226.

If you participate in householding and wish to receive, free of charge, a separate copy of the Notice of 2022 Annual Meeting of Stockholders, 2022 Proxy Statement and 2021 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Corporate Secretary of the Company, as set forth above.

If you are a beneficial owner, you can request information about householding from your broker, bank, or other holder of record.

Voting Information

What items of business will be voted on at the 2022 Annual Meeting?

The items of business scheduled to be voted on at the 2022 Annual Meeting are:

(1)            To elect four Directors to hold office until the next annual meeting and until their respective successors are elected and qualified; and

(2)            To approve, on an advisory basis, the compensation of our named executive officers (“say-on-pay”);

(3)            To ratify the appointment of WithumSmith+Brown, PC, as the Company’s independent accountants, for the fiscal year ending December 31, 2022.

We will also consider any other business that properly comes before the 2022 Annual Meeting.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares:

●	“FOR” the election of each of the nominees for Director listed in Proposal No. 1.

●	“FOR” the non-binding advisory vote to approve the compensation of our named executive officers.

●	“FOR” the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Who is entitled to vote at the 2022 Annual Meeting?

Only stockholders of record at the close of business on April 27, 2022 (the “Record Date”) will be entitled to vote at the 2022 Annual Meeting. As of the Record Date, 81,593,546 shares of the Company’s common stock were outstanding and entitled to vote. Each share of our common stock outstanding on the Record Date is entitled to one vote on each of the five director nominees and one vote on each other matter.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the 2022 Annual Meeting will be available for ten days prior to the 2022 Annual Meeting at our principal executive offices at 8833 E 34th Street North, Wichita, Kansas 67226. If you would like to examine the list for any purpose germane to the 2022 Annual Meeting prior to the meeting date, please contact our Corporate Secretary.

How can I vote if I own shares directly?

Most stockholders do not own shares registered directly in their name, but rather are “beneficial holders” of shares held in a stock brokerage account or by a bank or other nominee (that is, shares held “in street name”). Those stockholders should refer to “How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?” below for instructions regarding how to vote their shares.

If, however, your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. You may vote in the following ways:

●By Mail: Votes may be cast by mail, as long as the proxy card or voting instruction card is delivered in accordance with its instructions prior to 4:00 p.m., Eastern Daylight Time, on June 15, 2022. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

●By Attending the Meeting: Please follow the instructions in the “How can I participate and vote in the 2022 Annual Meeting” section of this proxy statement.

●By Phone or Internet: Stockholders may vote by phone or Internet by following the instructions included in the proxy card they received. Your vote must be received by 11:59 p.m., Eastern Time on June 15, 2022 to be counted. If you received a Notice by mail, you may vote by proxy over the Internet by going to www.fcrvote.com/UAVS to complete an electronic proxy card or vote your proxy by phone by calling 1 866-402-3905. Have your proxy card available when you access the website or when you call. We provide Internet and telephone proxy voting to allow you to vote your shares on-line or by phone, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs or usage charges from Internet access providers and telephone companies.

If you vote by proxy, your vote must be received by 11:59 p.m. U.S. Eastern Daylight Time on June 15, 2022 to be counted.

Whichever method you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions. If no specific instructions are given, the shares will be voted in accordance with the recommendation of our Board and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

How can I vote if my shares are held in a stock brokerage account, or by a bank or other nominee?

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and your broker or nominee is considered the “stockholder of record” with respect to those shares. Your broker or nominee should be forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote, and you are also invited to participate in the 2022 Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person unless you obtain a legal proxy from your brokerage firm or bank. If a broker, bank, or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

What is a quorum for the Annual Meeting?

The presence of the holders of stock representing a majority of the voting power of all shares of stock issued and outstanding as of the Record Date, represented in person or by proxy, is necessary to constitute a quorum for the transaction of business at the 2022 Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you participate in, and vote electronically at, the 2022 Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed
No. 1 - Election of Directors	Director nominees receiving the highest number of “FOR” votes	No
No. 2 – Say on Pay Proposal	Majority vote of shares present and entitled to vote in person or by proxy	No
No. 3 - Ratification of Appointment of WithumSmith+Brown, PC	Majority vote of shares present and entitled to vote in person or by proxy	Yes

For the election of Directors, the five Director nominees who receive the highest number of “FOR” votes will be elected as Directors. You may vote “FOR” or “WITHHOLD” with respect to each Director nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. The Say on Pay Proposal and ratification of the appointment WithumSmith+Brown, PC each requires the affirmative vote of a majority of the shares present and entitled to vote either in person or by proxy.

What is the effect of abstentions and broker non-votes?

Shares not present at the meeting and shares voted “WITHHOLD” will have no effect on the election of Directors. For the Say on Pay Proposal and the ratification of the appointment of WithumSmith+Brown, PC, abstentions will have the same effect as an “AGAINST” vote while broker non-votes will not be counted as votes cast and, accordingly, will not have an effect on such matters.

If you are a beneficial owner and hold your shares in “street name” in an account at a bank or brokerage firm, it is critical that you cast your vote if you want it to count in the election of Directors and the Say on Pay Proposal. Under the rules governing banks and brokers who submit a proxy card with respect to shares held in “street name,” such banks and brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the ratification of auditors. Non-routine matters include the election of Directors, advisory votes for the Say on Pay Proposal. Banks and brokers may not vote on the election of Directors proposal or the Say on Pay Proposal if you do not provide specific voting instructions. Accordingly, we encourage you to vote promptly, even if you plan to participate in the 2022 Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Can I change my vote or revoke my proxy?

Subject to any rules and deadlines your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the 2022 Annual Meeting. If you are a stockholder of record, you may change your vote by (1) delivering to the Company’s Corporate Secretary, prior to your shares being voted at the 2022 Annual Meeting, a written notice of revocation dated later than the prior proxy card relating to the same shares, (2) delivering a valid, later-dated proxy in a timely manner, (3) attending the 2022 Annual Meeting and voting electronically (although attendance at the 2022 Annual Meeting will not, by itself, revoke a proxy), or (4) voting again via phone or Internet at a later date.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee, or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares and provided a copy to our transfer agent and registrar, Equiniti, together with your email address as described below, by attending the 2022 Annual Meeting and voting electronically.

Any written notice of revocation or subsequent proxy card must be received by the Company’s Corporate Secretary prior to the taking of the vote at the 2022 Annual Meeting.

What happens if additional matters are presented at the 2022 Annual Meeting?

If any other matters are properly presented for consideration at the 2022 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2022 Annual Meeting to another time or venue (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the 2022 Annual Meeting.

Who will bear the cost of soliciting votes for the 2022 Annual Meeting?

The Company will bear the cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you access the proxy materials over the Internet, you are responsible for Internet access charges you may incur. In addition, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, by electronic communications and personal solicitation by our Executive Officers, Directors, and employees. No additional compensation will be paid to our Executive Officers, Directors, or employees for such solicitation.

Proxies with respect to the Annual Meeting may be solicited by telephone, by mail, on the internet or in person. AgEagle has engaged Alliance Advisors to assist in the solicitation of proxies.

Who Can Answer Your Questions About Voting Your Shares?

If you are a holder of AgEagle’s shares and have any questions about how to vote or direct a vote in respect of your securities, you may call Alliance Advisors, AgEagle’s proxy solicitor, at 866-620-1197 (toll free); or email at UAVS@AllianceAdvisors.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock, as of April 30, 2022, by each of the Company’s nominees for director, and executive officers for the year ended December 31, 2021; all executive officers and directors for the year ended December 31, 2021 as a group, and each person known to the Company to own beneficially more than 5% of the Common Stock. Except as otherwise noted, the persons identified have sole voting and investment power with respect to their shares. There are 81,593,546 shares of Common Stock issued and outstanding as of the Record Date.

Name and Address of Beneficial Owner(1)	Number of Shares (2)	Percent of Class
Barrett Mooney
Chairman of the Board & Chief Executive Officer(3)	442,500	*
Brandon Torres Declet
Former Chief Executive Officer(3) (4)	302,024	*
J. Michael Drozd
Former Chief Executive Officer(3) (5)	8,333	*
Nicole Fernandez-McGovern
Chief Financial Officer & EVP of Operations(3)	1,156,457	1.42%
Grant Begley
Director(3)	250,855	*
Thomas Gardner
Director(3)	173,000	*
Luisa Ingargiola
Director(3)	193,312	*
All Directors and Executive Officers as a Group (7 persons)	2,526,481	3.10%

* Represents less than one percent

(1)	Unless otherwise indicated, such individual’s address is c/o AgEagle Aerial Systems Inc., 8863 E. 34th Street North, Wichita, Kansas 67226.

(2)	The persons named in this table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from April 30, 2022, and the total outstanding shares used to calculate each beneficial owner’s percentage includes such shares, although such shares are not taken into account in the calculations of the total number of shares or percentage of outstanding shares. Beneficial ownership as reported does not include shares subject to option or conversion that are not exercisable within sixty (60) days of April 30, 2022.

(3)	All shares reflected are those shares of Common Stock which underlie restricted stock units and stock options issued and fully vested as of June 30, 2022.

(4)	Mr. Torres Declet was the Chief Executive Officer from May 2021 to January 2022. Shares held by him represent shares of Common Stock.

(5)	Mr. Drozd was the Chief Executive Officer from May 2020 to May 2021.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees of the Board of Directors

The Board has nominated the persons identified below for election as directors, to serve until the next annual meeting at which time their successors have been elected and qualified. Directors are elected by a plurality of votes cast. If any nominee becomes unavailable for election, which is not expected, the persons named in the accompanying proxy intend to vote for any substitute whom the Board nominates.

Name	Age	Other positions with the Company	Has served as the Company director since
Barrett Mooney	37	Chairman of the Board and Chief Executive Officer	May 2020
Grant Begley(1)(2)(3)	68	Director	June 2016
Luisa Ingargiola(1)(2)(3)	54	Director	November 2018
Thomas Gardner(1)(2)(3)	46	Director	June 2016

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Barrett Mooney. Mr. Mooney was appointed as Chairman of the Board effective May 5, 2020, and as the Chief Executive Officer effective January 17, 2022. Prior to that Mr. Mooney served as Chief Executive Officer of the Company from July 2018 to May 2020. From May 2017 to July 2018, he served as Group Product Lead for The Climate Corporation, a subsidiary of Monsanto (recently acquired by Bayer), where he led the satellite imagery team, managed a team focused on using artificial intelligence to enhance crop yield production an introduced a new organizational structure to improve sales efficiency. Prior to The Climate Corporation, from July 2012 to May 2017, Mr. Mooney co-founded and was CEO and president of HydroBio, a software company that used satellite-driven image analytics to conserve water and maximize crop yields. In May 2017, he sold HydroBio to The Climate Corporation. Mr. Mooney holds a Doctor of Philosophy in Agricultural and Biological Engineering from the University of Florida. He is also a member of the American Society of Agricultural and Biological Engineers. The Company believes that Mr. Mooney’s extensive experience in technological advances in agricultural is a vital asset to the Company.

Grant Begley. Mr. Begley has served as a member of the Board since June 2016. Since July 2011, Mr. Begley has served as President of Concepts to Capabilities Consulting LLC, which advises global executive clients on competitive positioning and performance in aerospace. From August 2010 to September 2011, Mr. Begley was Corporate Senior Vice President for Alion Science and Technology. Prior to Alion, Mr. Begley served as Pentagon Senior Advisor to the Office of the Under Secretary of Defense, for Unmanned Systems, advising on critical issues and leading development of DoD’s 2011 Unmanned Systems Roadmap. Mr. Begley’s career includes defense industry leadership positions for the development of advanced capabilities with Raytheon and Lockheed Martin where he initiated and led cross-corporation unmanned systems and robotics successes. Mr. Begley served in the United States Navy for 26 years, where his duties included operational assignments flying fighter aircraft, designated Top Gun, followed by acquisition assignments for the development and management of next generation manned and unmanned aircraft systems, weapon systems and joint executive acquisition assignments. Mr. Begley holds Masters’ degrees in Aerospace and Aeronautic Engineering from the Naval Post-Graduate School and a Bachelor’s degree in General Engineering from the U.S. Naval Academy. From March 2011 to December 2021, Mr. Begley served as a member of the Board of Directors for the Association for Uncrewed Vehicle Systems International (“AUVSI”). AUVSI is the global leader for enhancing the advancement of uncrewed, robotic and autonomous systems, for the benefit of humanity, the environment and economy. The Company believes that Mr. Begley’s extensive experience in aerospace and unmanned systems is a significant asset to the Board.

Luisa Ingargiola. Ms. Ingargiola has served as a member of the Board since November 27, 2018. In 1990, Ms. Ingargiola joined Boston Capital Partners as an Investment Advisor in their Limited Partnership Division. In 1992, Ms. Ingargiola joined MetLife Insurance Company as a Budget and Expense Manager. From 2007 through 2016, Ms. Ingargiola served as the Chief Financial Officer at MagneGas Corporation and until 2018, served as a director. Ms. Ingargiola currently serves as Chief Financial Officer of Avalon-Globocare (NASDAQ:AVCO) and as a director of the following three public companies: Electra Meccanica (NASDAQ:SOLO), Vision Marine (NASDAQ:VMAR) and Progress Acquisition Corporation (NASDAQ:PGRWU). Ms. Ingargiola graduated in 1989 from Boston University with a Bachelor’s degree in Business Administration and a concentration in Finance. In 1996, she received her MBA in Health Administration from the University of South Florida. The Company believes that Ms. Ingargiola’s extensive experience in finance, accounting and investments is a significant asset to the Board.

Thomas Gardner. Mr. Gardner has served as a member of the Board since June 2016. Since 2015 Mr. Gardner has served as Managing Partner of NeuVentures Inc, an early-stage technology investment company. Prior to NeuVentures, Mr. Gardner served as Director and COO at NeuEon, Inc., a technology advisory consulting firm, where he oversaw strategy and operations. Prior to that role, Mr. Gardner held various leadership roles including VP Operations - Americas for a Global Translation Services company, CIO for a Financial Services Company, CIO for a European Telecommunications company, and various leadership roles in the consulting industry. Mr. Gardner has extensive experience in the areas of business and technology leadership across many industries, including technology, financial services, manufacturing, telecommunications, and consumer goods. Within these sectors, Mr. Gardner has specific expertise in the areas of process improvement, digitization and standardization, mergers and acquisitions, system implementations, enterprise resource planning and work-force optimization. Mr. Gardner holds a dual Bachelor of Science in Accounting and Management from Bryant University. The Company believes that Mr. Gardner’s experience as a data analytics expert, along with his strategic technology and business expertise, brings a unique perspective to the Board.

The Board has reviewed the independence of the directors based on the listing standards of the NYSE American. Based on this review, the Board determined that each of Grant Begley, Luisa Ingargiola and Thomas Gardner are independent within the meaning of the NYSE American. In making this determination, the Board considered the relationships that each of these non-employee directors has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence.

Board Operations

The Chairman of the Board chairs the Board and shareholder meetings and participates in preparing their agendas. Given the limited number of directors comprising the Board, the independent directors call, plan, and chair their executive sessions collaboratively and, between board meetings, communicate with management and one another directly. The Company believes that these arrangements afford the independent directors sufficient resources to supervise management effectively, without being overly engaged in day-to-day operations.

Risk Oversight

The Board oversees a company-wide approach to risk management. The Board assists management to determine the appropriate risk level for the Company generally and to assess the specific risks faced by the Company and reviews the steps taken by management to manage those risks. While the Board has ultimate oversight responsibility for the risk management process, its committees will oversee risk in certain specified areas.

Specifically, the Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. The Audit Committee will oversee management of enterprise risks and financial risks, as well as potential conflicts of interests. The Board is responsible for overseeing the management of risks associated with the independence of the Board.

Board Committees

The Board has standing audit, compensation, and nominating committees, comprised solely of independent directors. Each committee has a charter, which is available at the Company’s website, www.ageagle.com. Each committee member is independent under NYSE American committee independence requirements applicable to the committee on which such member serves.

Audit Committee

The Audit Committee, which is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, is responsible for assisting the Board in its oversight of the integrity of the Company’s financial statements, the qualifications and independence of the Company’s independent auditors, and the Company’s internal financial and accounting controls. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of the Company’s independent auditors, and the Company’s independent auditors report directly to the Audit Committee.

The current members of the Audit Committee are Luisa Ingargiola, Chair, Grant Begley, and Thomas Gardner. Each member of the Audit Committee qualifies as an independent director under the corporate governance standards of the NYSE American and the independence requirements of Rule 10A-3 of the Exchange Act. The Board has determined that Luisa Ingargiola qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K and meets the financial sophistication requirements of the NYSE American.

For the year ended December 31, 2021, the Audit Committee held four meetings.

Audit Committee Report

With respect to the audit of the Company’s financial statements for the year ended December 31, 2021, the members of the Audit Committee:

●	reviewed and discussed the audited financial statements with management;

●	discussed with Company’s independent accountants the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission; and

●	received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in Company’s annual report on Form 10-K for the year ended December 31, 2021.

Luisa Ingargiola, Chair
Grant Begley

Thomas Gardner

Compensation Committee

The Compensation Committee approves the compensation objectives for the Company, approves the compensation of the chief executive officer and approves or recommends to the Board for approval the compensation of other executives. The Compensation Committee reviews all compensation components, including base salary, bonus, benefits, and other perquisites.

For the year ended December 31, 2021, the Compensation Committee held two meetings.

The members of the compensation committee are Messrs. Begley and Gardner and Ms. Ingargiola. Mr. Begley serves as chair of the compensation committee. Each member of the compensation committee is a non-employee director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act, each is an outside director as defined by Section 162(m) of the United States Internal Revenue Code of 1986, as amended, or the Code, and each is an independent director as defined by the NYSE American. The compensation committee has adopted a written charter that satisfies the applicable standards of the SEC and the NYSE American, which is available on our website.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has ever been an officer or employee of the Company. None of the Company’s executive officers serves, or has served since inception, as a member of the Board , compensation committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of the Company’s directors or on the Company’s compensation committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the structure and composition of the Board and the Board committees. In addition, the Nominating and Corporate Governance Committee will be responsible for developing and recommending to the Board corporate governance guidelines applicable to the Company and advising the Board on corporate governance matters. The current members of the Nominating and Corporate Governance Committee are Thomas Gardner, Chairman, Luisa Ingargiola, and Grant Begley.

The Nominating and Corporate Governance Committee will consider director candidates recommended by security holders. Potential nominees to the Board are required to have such experience in business or financial matters as would make such nominee an asset to the Board and may, under certain circumstances, be required to be “independent”, as such term is defined under Section 121(a) of the listing standards of NYSE American and applicable SEC regulations. Security holders wishing to submit the name of a person as a potential nominee to the Board must send the name, address, and a brief (no more than five hundred words) biographical description of such potential nominee to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee of the Board of Directors, c/o AgEagle Aerial Systems Inc., 8833 E. 34th Street North, Wichita, Kansas 67226. Potential director nominees will be evaluated by personal interview, such interview to be conducted by one or more members of the Nominating and Corporate Governance Committee, and/or any other method the Nominating and Corporate Governance Committee deems appropriate, which may, but need not, include a questionnaire. The Nominating and Corporate Governance Committee may solicit or receive information concerning potential nominees from any source it deems appropriate. The Nominating and Corporate Governance Committee need not engage in an evaluation process unless (i) there is a vacancy on the Board, (ii) a director is not standing for re-election, or (iii) the Nominating and Corporate Governance Committee does not intend to recommend the nomination of a sitting director for re-election. A potential director nominee recommended by a security holder will not be evaluated differently from any other potential nominee. Although it has not done so in the past, the Nominating and Corporate Governance Committee may retain search firms to assist in identifying suitable director candidates.

The Board does not have a formal policy on Board candidate qualifications. The Board may consider those factors it deems appropriate in evaluating director nominees made either by the Board or shareholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience, and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, the directors evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met. The directors will consider candidates from any reasonable source, including current Board members, shareholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation.

For the year ended December 31, 2021, the Nominating and Corporate Governance Committee held one meetings and acted by unanimous written consent on one occasion.

Shareholder Communications

Shareholders can mail communications to the Board of Directors, c/o Secretary, AgEagle Aerial Systems Inc., 8833 E. 34th Street North, Wichita, Kansas 67226, who will forward the correspondence to each addressee.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires Company’s directors and executive officers and any beneficial owner of more than 10% of any class of Company equity security to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on the Company’s review only of Section 16 reports that have been filed on EDGAR, the Company believes that during the year ended December 31, 2021, the following reports were not filed or untimely filed:

Name	Late Reports	Transactions Covered	Number of Shares
Barrett Mooney	Form 4	Acquisition of Stock Options	100,000

Brandon Torres Declet	Form 4	Acquisition of Stock Options and Restricted Stock Units	275,000

J. Michael Drozd	Form 4	Acquisition of Stock Options	278,485

Grant Begley	Form 4	Acquisition of Stock Options	100,000

Thomas Gardner	Form 4	Acquisition of Stock Options	125,000

Luisa Ingargiola	Form 4	Acquisition of Stock Options	125,000

Nicole Fernandez-McGovern	Form 4	Acquisition of Stock Options and Restricted Stock Units	321,250

EXECUTIVE OFFICERS

The following sets forth, the names and ages of our Executive Officers as of May 2, 2022, their respective positions and offices, and their respective prior principal occupations or brief employment history.

Name	Age	Position
Barrett Mooney	37	Chief Executive Officer
Nicole Fernandez-McGovern	49	Chief Financial Officer and EVP of Operations

Barrett Mooney. See “Proposal 1. Election of Directors – Nominees of the Board of Directors.”

Nicole Fernandez-McGovern. Ms. Fernandez-McGovern has served as Chief Financial Officer since April 2016. From April 2013 to January 2016, Ms. Fernandez-McGovern served as the CEO and CFO of Trunity Holdings, Inc. (OTCQB: TNTY), where she was able to lead a successful restructuring of the company by acquiring a new compounding pharmacy business and finalizing the spin-out of the legacy educational business into a newly formed private company. From January 2011 to April 2013, Ms. Fernandez-McGovern was President of RCM Financial Consulting, a consulting firm where she provided interim accounting and financial services to small and medium sized companies. Ms. Fernandez-McGovern was also a financial manager at Elizabeth Arden, Inc. (NASDAQ: RDEN) from July 2001 to October 2010, where she was involved in all aspects of the SEC and financial reporting process. Her career began with KPMG LLP in the audit and assurance practice where she managed various large scale engagements for both public and privately held companies. Ms. Fernandez-McGovern has a Master of Business Administration with a concentration in Accounting and International Business and a Bachelor of Business Administration with a concentration in accounting, both from the University of Miami. She is also a Certified Public Accountant in the State of Florida, serves on the boards of the South Florida Chapter of Financial Executives International and Pembroke Pines Charter Schools Advisory Board and is fluent in Spanish.

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding compensation for each of the last two fiscal years of the Named Executive Officers during the fiscal year ended December 31, 2021.

Name & Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	All Other Compensation(3)	Total

Brandon Torres Declet (4)	2021	$157,211	$10,000	$895,500	$246,250	$—	$1,308,961
Former Chief Executive Officer	2020	$—	$—	$—	$—	$—	$—

Nicole Fernandez-McGovern	2021	$220,000	$66,700	$1,594,700	$304,150	$1,038,223	$3,223,773
Chief Financial Officer & EVP of Operations	2020	$206,692	$75,000	$24,500	$522,928	$—	$829,120

J. Michael Drozd (5)	2021	$103,044	$49,130	$1,220,763	$93,390	$117,500	$1,583,827
Former Chief Executive Officer	2020	$148,231	$12,000	$134,000	$420,465	$—	$714,696

(1)	Represents RSUs granted to Ms. Fernandez-McGovern, Mr. Torres Declet and Mr. Drozd. The aggregate fair value of the RSUs awarded to each executive officer is determined based on the fair value of the common stock underlying the respective RSU at the date of grant.

(2)	The aggregate grant date fair value of the options awarded to each executive officer is computed in accordance with FASB ASC Topic 718 and excludes the effect of forfeiture assumptions. Also, these awards generally vest over a one period from the date of grant. The assumptions used to calculate the fair value of stock option awards are Black-Scholes option valuation model.

(3)	For 2021, All Other Compensation represents the earnings from the exercise of vested stock options, except for $117,500, which represented severance payments made to Mr. Drozd. See footnote (5).

(4)	Mr. Torres Declet was the Company’s Chief Executive Officer between May 24, 2021 and January 17, 2022.

(5)	Mr. Drozd was the Company’s Chief Executive Officer between May 1, 2020 and May 24, 2021. For 2021, All Other Compensation represents severance payments made to Mr. Drozd in accordance with his employment agreement with the Company of $117,500 and the earnings from the exercise of vested stock options of $871,827.

Employment Agreements of Named Executive Officers

Brandon Torres Declet

Mr. Torres Declet was named Chief Operating Officer and a member of the Board of Directors following AgEagle’s acquisition of Measure Global Inc. on April 19, 2021. Pursuant to the terms of his employment offer letter, in his position as Chief Operating Officer, Mr. Torres Declet received a base salary of $235,000 per year, subject to increase at the discretion of the Board. Mr. Torres Declet was eligible for an annual cash bonus of up to 20% of his then-current base salary, as determined by the Board in its good faith discretion, based on the achievement of a combination of personal and Company objectives. Mr. Torres Declet was also eligible to participate in any benefit plans offered by the Company as in effect from time to time on the same basis as generally made available to other employees of the Company. Mr. Torres Declet was awarded a one-time grant of 125,000 RSUs that will vest on a pro rata basis over one year commencing on April 19, 2021. Additionally, Mr. Torres Declet was eligible for a grant, on a quarterly basis, non-qualified options to acquire 25,000 shares of Company common stock. Such options will be subject to the terms of the Plan, and the vesting requirements, the term of the option and exercisability at an exercise price equal to the fair market value of the option shares will be set forth in a grant agreement as of each date of grant. Mr. Torres Declet was subject to the terms of a confidentiality and proprietary rights agreement.

On May 24, 2021, Mr. Torres Declet was appointed to serve as the then new Chief Executive Officer of the Company. Mr. Torres Declet did not continue to serve as the Company’s Chief Operating Officer. On June 11, 2021, the Board of Directors, upon recommendation of the Compensation Committee, approved an increase in Mr. Torres Declet’s annual base salary from $225,000 to $235,000, effective as of May 24, 2021, to commensurate with his position as the then Chief Executive Officer.

On June 14, 2021, the Board of Directors of the Company, upon recommendation of the Compensation Committee, approved the adoption of its 2021 Executive Bonus Plan pursuant to which, if all performance milestones related to the Company’s operational, financial, and strategic targets are met, Mr. Torres Declet will be entitled to receive up to a maximum of an additional $47,000 in cash bonus and 300,000 RSUs. In the event that Mr. Torres Declet was terminated by the Company other than for Cause or for Good Reason (as such terms are defined in Mr. Torres Declet’s employment offer letter), he would be entitled to base salary continuation for six months, reimbursement of COBRA health insurance premiums for a period of six months, and a grant of fully-vested restricted shares of common stock of the Company with a fair market value of $125,000 on the date of termination of employment. Furthermore, in the event the Board determined in its discretion that Mr. Torres Declet must relocate from his principal place of performance of his duties, the Company would pay and/or reimburse him for expenses in connection with such relocation.

On January 17, 2022, the Company and Mr. Torres Declet mutually agreed to Mr. Torres Declet’s resignation as Chief Executive Officer and as a director of the Company. In connection with his departure, and in accordance with his employment agreement with the Company, Mr. Torres Declet will receive base salary continuation equal to six months of his then annual salary, reimbursement of COBRA health insurance premiums for a period of six months at the same rate as if Mr. Torres Declet were an active employee of the Company, and a grant of fully-vested restricted shares of Common Stock of the Company with a fair market value of $125,000 on the date of termination of employment.

Nicole Fernandez-McGovern

Ms. Fernandez-McGovern was appointed the Company’s CFO in August 2016. On April 20, 2020, the Compensation Committee approved a 2020 Executive Compensation Plan for Ms. Fernandez-McGovern as the CFO and EVP of Operations, providing for an annual salary of $200,000, cash bonus of $30,000, quarterly stock option grants of 15,000 and 125,000 RSUs, with the cash bonus, option and RSUs dependent upon her achieving certain financial and operational milestones.

On July 20, 2020, the Board of Directors, upon recommendation of the Compensation Committee, approved a change in the compensation of Ms. Fernandez-McGovern. The Compensation Committee engaged an independent third party to conduct a compensation study to assess if the Company’s compensation of its Board and its executive officers is in line with the industry average. As a result of the study, and upon the recommendation of the Compensation Committee, the Board approved an increase in Ms. Fernandez-McGovern’s annual salary from $200,000 to $220,000 and an increase in quarterly stock options from 12,500 to 15,000. In addition to the previously approved 2020 bonus structure, Mr. Fernandez-McGovern was awarded an additional performance-based bonus of $40,000, equal to 20% of her then base salary. The approved compensation was retroactive to July 1, 2020.

On April 19, 2021, the Board of Directors of the Company, upon recommendation of the Compensation Committee, approved these changes in the compensation of Ms. Fernandez-McGovern: (i) an additional one-time grant of 125,000 RSUs that will vest on a pro rata basis over one year subject to the terms of an RSU grant agreement, and (ii) an increase in the number of grants, on a quarterly basis, of non-qualified options from 15,000 to 25,000 shares of Company Common Stock subject to the terms of the Plan, and the vesting requirements, the term of the option and exercisability at an exercise price equal to the fair market value of the option shares will be set forth in a grant agreement as of each date of grant. Ms. Fernandez-McGovern’s then base salary and potential bonus payments did not change.

On June 14, 2021, the Board of Directors of the Company, upon recommendation of the Compensation Committee, approved the adoption of its 2021 Executive Bonus Plan pursuant to which, if all performance milestones related to the Company’s operational, financial, and strategic targets were met, Ms. Fernandez-McGovern would be entitled to receive up to a maximum of an additional $44,000 in cash bonus and 285,000 RSUs.

On February 7, 2022, the Board of Directors of the Company, upon recommendation of the Compensation Committee, approved an increase in Ms. Fernandez-McGovern’s annual salary from $220,000 to $300,000, effective retroactively to January 1, 2022, the 2021 Executive Bonus Award of $10,000 in cash bonus and the issuance of 62,500 RSUs.

On February 7, 2022, the Board of Directors of the Company, upon recommendation of the Compensation Committee, also approved the adoption of its 2022 Executive Compensation Plan, pursuant to which, if all performance milestones related to the Company’s operational, financial and strategic targets are met, Ms. Fernandez-McGovern will be eligible for an annual cash bonus of up to 35% of her then-current base salary and RSUs with a fair value of up to $300,000, based upon her performance as determined by certain metrics established by the Board. Furthermore, Ms. Fernandez-McGovern is entitled to a service-based bonus, comprised of a cash bonus of $50,000 and RSUs with a fair value of $50,000, which is payable in October 2022. In addition, Ms. Fernandez-McGovern is entitled to receive a quarterly grant of 25,000 stock options at the fair market value of the Company’s Common Stock on the grant date, vesting over two years, and exercisable for a period of five years.

Ms. Fernandez-McGovern is provided with severance benefits in the event of termination without cause or for good reason, as defined in her amended employment offer letter. Upon execution of a severance agreement entered into between Ms. Fernandez-McGovern and the Company, Ms. Fernandez-McGovern will be entitled to the following benefits: (i) six months of base salary, paid in the form of salary continuation, in accordance with the terms of a Separation Agreement to be entered into at the time of termination; (ii) reimbursement of COBRA health insurance premiums at the same rate as if the executive officer were an active employee of the Company (conditioned on the executive officer having elected COBRA continuation coverage) for a period of 6 months or, if earlier, until the executive officer is eligible for group health insurance benefits from another employer; and (iii) a grant of fully-vested restricted shares of common stock of the Company with a fair market value of $125,000 on the date of termination of employment, pursuant to the terms of the separation agreement.

The severance benefits are conditioned upon (i) continued compliance in all material respects with Ms. Fernandez-McGovern’s continuing obligations to the Company, including, without limitation, the terms of the amended employment offer letter and of the confidentiality agreement that survive termination of employment with the Company, and (ii) signing (without revoking if such right is provided under applicable law) a separation agreement and general release in a form provided to the executive officer by the Company on or about the date of termination of employment. Furthermore, in the event the Board determines in its discretion that Ms. Fernandez-McGovern must relocate her principal place of performance of her duties, the Company shall pay and/or reimburse her for expenses, in connection with such relocation.

J. Michael Drozd

On April 28, 2020, Mr. Drozd was appointed to serve as the Company’s then Chief Executive Officer, commencing May 18, 2020. Mr. Drozd received an annual base salary of $235,000 per year, subject to annual performance reviews and revisions by and at the sole discretion of the Compensation Committee. Mr. Drozd was entitled to receive an annual 20% bonus, comprised of a mix of cash and stock options, based upon his performance as determined by certain metrics established by the Board and Mr. Drozd. Mr. Drozd received an initial grant of 100,000 RSUs, which were scheduled to become fully vested after one year of continued employment. Mr. Drozd was eligible to receive a quarterly award of 15,000 non-qualified stock options. At the time of issuance, each stock option award agreement was to have set forth the vesting, exercisability, and exercise price of the stock options as of the date of the grants.

On April 19, 2021, the Board of Directors of the Company, upon recommendation of the Compensation Committee, approved these changes in the compensation of Mr. Drozd: (i) an additional one-time grant of 100,000 RSUs that will vest on a pro rata basis over one year subject to the terms of an RSU grant agreement, and (ii) an increase in the number of grants, on a quarterly basis, of non-qualified options from 20,000 to 25,000 shares of Company Common Stock subject to the terms of the Plan, and the vesting requirements, the term of the option and exercisability at an exercise price equal to the fair market value of the option shares will be set forth in a grant agreement as of each date of grant. Mr. Drozd’s then base salary and potential bonus payments did not change.

On May 24, 2021, the Company and Mr. Drozd mutually agreed to Mr. Drozd’s resignation as the then Chief Executive Officer, effective on May 24, 2021. Mr. Drozd resigned to pursue new career opportunities. In connection with his departure, Mr. Drozd and the Company entered into a separation agreement and General Release pursuant to which, among other things, the Company agreed to and paid Mr. Drozd the following: (i) his regular base salary at the annual rate of $235,000 through the Termination Date; (ii) an annual performance bonus comprised of $37,130 in cash and 118,500 shares of the Company’s Common Stock, (iii) severance pay equal to six months of his base salary as of the Termination Date; (iv) reimbursement for six months’ of COBRA health insurance premiums at the same rate as if Mr. Drozd were an active employee of the Company; (v) cash payment equal to three days of accrued and unused vacation days; and (vi) 26,652 fully-vested RSUs with a fair value of $125,000 on the date of grant. Additionally, Mr. Drozd’s then outstanding and unvested equity awards continued to be governed by the terms of the applicable award agreements, except that 8,333 of the 100,000 RSUs granted to him on April 19, 2021, in accordance with his employment agreement with the Company, vested on the effective date of the separation agreement.

Company 2017 Omnibus Equity Incentive Plan

The 2017 Omnibus Equity Plan (the “Plan”) is a comprehensive incentive compensation plan under which the Company can grant equity-based and other incentive awards to officers, employees, and directors of, and consultants and advisers to, the Company The purpose of the Plan is to help the Company attract, motivate, and retain such persons and thereby enhance shareholder value. The Plan provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), unrestricted shares , restricted shares, RSUs, performance stock, performance units, SARs, tandem stock appreciation rights, distribution equivalent rights, or any combination of the foregoing, to key management employees, non-employee directors, and non-employee consultants of the Company or any of its subsidiaries (each a “participant”) (however, solely Company employees or employees of the Company’s subsidiaries are eligible for incentive stock option awards). The Company currently has reserved a total of 10,000,000 shares of common stock for issuance as or under awards to be made under the Plan.

Types of Stock Awards

 The Plan provides for the grant of incentive stock options and non-qualified stock options. Stock options may be granted to employees, including officers, non-employee directors and consultants of the Company or its affiliates, except that incentive stock options may be granted only to employees.

Share Reserve

The aggregate number of shares of Common Stock that have been reserved for issuance under the Plan is 10,000,000. As of the Record Date, there are 8,215,463 awards granted under the Plan, and 1,784,537 shares of Common Stock remaining for future issuance under the Plan. If a stock option award expires, terminates, is canceled, or is forfeited for any reason, the number of shares subject to the stock option award will again be available for issuance. In addition, if stock awards are settled in cash, the share reserve will be reduced by the number of shares of common stock with a value equal to the amount of the cash distributions as of the time that such amount was determined and if stock options are exercised using net exercise, the share reserve will be reduced by the gross number of shares of common stock subject to the exercised portion of the option.

Administration

The Board or a duly authorized committee thereof, has the authority to administer the Plan. Subject to the terms of the Plan, the Board, or the authorized committee, referred to herein as the committee, determines recipients, dates of grant, the numbers, and types of stock awards to be granted and the terms and conditions of the stock option awards, including the period of exercisability and vesting schedule applicable to a stock option award. Subject to the limitations set forth below, the committee will also determine the exercise price and the types of consideration to be paid for the award. The committee has the authority to modify outstanding awards under the Plan. The committee has the authority to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan and to perform all other acts, including delegating administrative responsibilities, as it deems advisable to construe and interpret the terms and provisions of the Plan and any stock option award granted under the Plan. Decisions and interpretations or other actions by the committee are in the discretion of the committee and are final binding and conclusive on the Company and all participants in the Plan.

Stock Options

Incentive stock options and non-qualified stock options are granted pursuant to stock option award agreements adopted by the committee. The committee determines the exercise price for a stock option, within the terms and conditions of the Plan, provided that the exercise price shall not be less than (i) in the case of a grant of any NQSO or an ISO to a key employee who at the time of the grant does not own stock representing more than ten percent (10%) of the total combined voting power of all classes of our stock or of any subsidiary, one hundred percent (100%) of the fair market value of a share of common stock as determined on the date the stock option award is granted; (ii) in the case of a grant of an ISO to a key employee who, at the time of grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of our stock or of any subsidiary, one hundred ten percent (110%) of the fair market value of a share of common stock, as determined on the date the stock option award is granted. The fair market value of the common stock for purposes of determining the exercise price shall be determined by the committee in accordance with any reasonable method of valuation consistent with applicable requirements of Federal tax law, including, as applicable, the provisions of Code Section 422(c)(8) and 409A as applicable. Stock options granted under the Plan will become exercisable at the rate specified by the committee and may be exercisable for restricted stock, if determined by the committee.

The committee determines the term of stock options granted under the Plan, up to a maximum of ten years. The option holder’s stock option agreement shall provide the rights, if any, that such holder has to exercise the stock option at such time that such holder’s service relationship with us, or any of our affiliates, ceases for any reason, including disability, death, with or without cause, or voluntary resignation. All unvested stock option awards are forfeited if the participant’s employment or service is terminated for any reason, unless our compensation committee determines otherwise.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the committee and may include (i) check, bank draft or money order, or wire transfer, (ii) if the company’s common stock is publicly traded, a broker-assisted cashless exercise, or (iii) such other methods as may be approved by the committee, including without limitation, the tender of shares of our common stock previously owned by the option holder or a net exercise of the option.

Unless the committee provides otherwise, options generally are not transferable except by will, the laws of descent and distribution. The committee may provide that a non-qualified stock option may be transferred to a family member, as such term is defined under the applicable securities laws.

Tax Limitations on Incentive Stock Options

 The aggregate fair market value, determined at the time of grant, of our common stock with respect to incentive stock options that are exercisable for the first time by an option holder during any calendar year may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as non-qualified stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (ii) the term of the incentive stock option does not exceed five years from the date of grant.

Adjustments for Changes in Capital Structure and other Special Transactions

In the event of a stock dividend, stock split, or recapitalization, or a corporate reorganization in which we are a surviving corporation (and our shareholders prior to such transaction continue to own at least 50% of our capital stock after such transaction), including without limitation a merger, consolidation, split-up or spin-off, or a liquidation, or distribution of securities or assets other than cash dividends, the number or kinds of shares subject to the Plan or to any stock option award previously granted, and the exercise price, shall be adjusted proportionately by the committee to reflect such event.

 In the event of a merger, consolidation, or other form of reorganization with or into another corporation (other than a merger, consolidation, or other form of reorganization in which we are the surviving corporation and our shareholders prior to such transaction continue to own at least 50% of the capital stock after such transaction), a sale or transfer of all or substantially all of the assets of the Company or a tender or exchange offer made by any corporation, person or entity (other than an offer made by us), all stock options held by any option holder shall be fully vested and exercisable by the option holder.

Furthermore, the committee, either before or after the merger, consolidation, or other form of reorganization, may take such action as it determines in its sole discretion with respect to the number or kinds of shares subject to the Plan or any option under the Plan.

Amendment, Suspension or Termination

The committee may at any time amend, suspend, or terminate any and all parts of the Plan, any stock option award granted under the Plan, or both in such respects as the committee shall deem necessary or desirable, except that no such action may be taken which would impair the rights of any option holder with respect to any stock option award previously granted under the Plan without the option holder’s consent.

Outstanding Equity Awards at 2021 Fiscal Year-End

 The following table lists the outstanding equity incentive awards held by the Named Executive Officers as of the fiscal year ended December 31, 2021:

		Option Awards				Stock Awards
Name & Principal Position	Year	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Options Exercise price ($)	Expiration Date	Number of shares or units of stock that have not Vested (#)	Market value of shares or units of stock that have not Vested ($)
Brandon Torres Declet	2021	18,750	6,250	$5.27	04/21/2022	104,163	$408,740
Former Chief Executive Officer	2021	21,875	3,125	$3.01	04/21/2022	—	$—
	2021	—	25,000	$1.57	04/21/2022	—	$—

Nicole Fernandez-McGovern	2021	—	25,000	$1.57	12/30/2026	104,163	$408,740
Chief Financial Officer and EVP of Operations	2021	3,125	21,875	$3.01	9/29/2026	—	$—
	2021	6,250	18,750	$5.27	6/29/2026	—	$—
	2021	5,625	9,375	$6.26	3/30/2026	—	$—
	2020	7,500	7,500	$6.00	12/30/2025	—	$—
	2020	62,499	62,501	$5.20	12/20/2025	—	$—
	2020	9,375	5,625	$2.28	9/29/2025	—	$—
	2020	9,374	3,126	$1.19	6/29/2025	—	$—
	2020	98,958	26,042	$1.27	5/13/2025	—	$—
	2020	10,937	1,563	$0.41	3/30/2025	—	$—
	2019	12,500	—	$0.45	12/29/2024	—	$—
	2019	50,000	—	$0.31	9/28/2024	—	$—
	2019	25,000	—	$0.31	9/28/2024	—	$—
	2019	12,500	—	$0.31	9/28/2024	—	$—
	2019	12,500	—	$0.29	6/28/2024	—	$—
	2019	150,000	12,500	$0.41	3/28/2029	—	$—
	2019	12,500	—	$0.41	3/29/2024	—	$—
	2019	50,000	—	$0.54	12/31/2023	—	$—
	2018	12,500	—	$0.56	12/30/2023	—	$—

J. Michael Drozd	2021	—	—	$—	—	—	$—
Former Chief Executive Officer

 Compensation of Directors

The following table sets forth information regarding compensation of each director as of the fiscal year ended December 31, 2021:

Name	Year	Fees Earned or Paid in Cash(2)	Stock Awards $ (1)(2)(3)	Total $
Barrett Mooney	2021	$60,000	$402,750	$462,750
Director and Chairman of the Board	2020	$30,000	$168,338	$193,338
Thomas Gardner	2021	$60,000	$402,750	$462,750
Director	2020	$30,000	$129,784	$159,784
Grant Begley	2021	$60,000	$402,750	$462,750
Director	2020	$30,000	$129,784	$159,784
Luisa Ingargiola	2021	$60,000	$402,750	$462,750
Director	2020	$30,000	$129,784	$159,784

(1)	Pursuant to their respective offer letters in 2018, Messrs. Grant Begley and Thomas Gardner were entitled to receive for their service on the Board: (1) an initial grant of five-year options to purchase 77,356 shares of Common Stock as accrued for time served as a Board member at an exercise price of $0.06 per share that vested half upon issuance and the remainder is vesting equally over two years; and (2) additional five-year options to purchase 16,500 shares of Common Stock issuable per calendar quarter of service at an exercise price per share equal to the market price of our Common Stock at the time of issuance that will vest equally over two years.

(2)	On July 20, 2020, the Board of Directors, upon recommendation of the Compensation Committee, approved a change in the compensation of the directors. The Compensation Committee engaged an independent third party to perform a compensation study to assess if the Company’s compensation to its Board members is in line with the industry averages. As a result of the study, and upon the recommendation of the Compensation Committee, the Board approved a cash component for director compensation in the amount of $60,000 per year, payable quarterly, and an increase in quarterly stock options from 16,500 shares to 25,000. The approved compensation was retroactive to July 1, 2020.

(3)	Pursuant to Ms. Luisa Ingargiola’s offer letter dated November 27, 2018, she was entitled to receive for her service on the board: (1) an initial grant of five-year options to purchase 41,250 shares of Common Stock upon appointment, which was at an exercise price of $0.77 (equal to the market price of our Common Stock on the date of grant) that will vest in equal installments every calendar quarter over a one year period; and (2) five-year options to purchase 16,500 shares of Common Stock per calendar quarter of service at an exercise price per share equal to the market price of our Common Stock at the time of issuance that will vest in equal installments every calendar quarter for the two year period after date the grant. On September 30, 2019, the board granted Ms. Ingargiola an additional 100,000 options to purchase shares of Common Stock for her services as audit chair.

CODE OF ETHICS

We adopted a code of ethics that applies to our directors, officers, and employees, including our Chief Executive Officer and Chief Financial Officer, and other persons who perform similar functions. A written copy of the code can be found on our website at www.ageagle.com and can be made available in print to any shareholder upon request at no charge by writing to our Secretary, c/o AgEagle Aerial Systems Inc., 8863 E. 34th Street North, Wichita, Kansas 67226. Our Code of Ethics is intended to be a codification of the business and ethical principles which guide us, deter wrongdoing, promote honest and ethical conduct, avoid conflicts of interest, and foster full, fair, accurate, timely and understandable disclosures, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations and accountability for adherence to this code.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no transactions, since January 1, 2021, the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which any related person had or will have a direct or indirect material interest. It is the Company’s policy that the Company will not enter into any related party transactions unless the Audit Committee or another independent body of the Board of Directors first reviews and approves the transactions.

Policies and Procedures for Related Person Transactions

While the Company has not adopted a written related party transaction policy for the review, approval and ratification of transactions involving “related parties,” related parties are deemed to be directors and nominees for director, executive officers, and immediate family members of the foregoing, as well as security holders known to beneficially own more than five percent of our common stock. The policy covers any transaction, arrangement or relationship, or series of transactions, arrangements, or relationships, in which the Company was, is or will be a participant and the amount exceeds $120,000, and in which a related party has any direct or indirect interest. The policy is administered by the Audit Committee.

In determining whether to approve or ratify a related party transaction, the Audit Committee will consider whether or not the transaction is in, or not inconsistent with, the best interests of the appropriate company. In making this determination, the Audit Committee is required to consider all of the relevant facts and circumstances in light of the following factors and any other factors to the extent deemed pertinent by the committee:

●	The position within or relationship of the related party with the Company;

●	The materiality of the transaction to the related party and the Company, including the dollar value of the transaction, without regard to profit or loss;

●	The business purpose for and reasonableness of the transaction, taken in the context of the alternatives available for attaining the purposes of the transaction;

●	Whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms and conditions offered generally to parties that are not related parties;

●	Whether the transaction is in the ordinary course of business and was proposed and considered in the ordinary course of business; and

●	The effect of the transaction on the business and operations, including on internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transactions.

The policy contains standing pre-approvals for certain types of transactions which, even though they may fall within the definition of a related party transaction, are deemed to be pre-approved by the Company given their nature, size and/or degree of significance to the company. These include compensation arrangements with directors and executive officers for which disclosure is required in the proxy statement and sales of products or services in the ordinary course of business.

In the event the Company inadvertently enters into a related party transaction that requires, but has not received, pre-approval under the policy, the transaction will be presented to the appropriate Board for review and ratification promptly upon discovery. In such event, the committee will consider whether such transaction should be rescinded or modified and whether any changes in our controls and procedures or other actions are needed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

PROPOSAL 2

ADVISORY VOTE ON COMPENSATION OF
NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

Proposed Advisory Resolution of Shareholders

At the Annual Meeting, shareholders will be given the opportunity to vote on the following advisory resolution:

RESOLVED, that the shareholders of AgEagle Aerial Systems Inc. hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including, the compensation tables and accompanying narrative discussion set forth in this Proxy Statement.

Background on Proposal

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related SEC rules, shareholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our current named executive officers (commonly referred to as “say-on-pay”). For more information about the compensation that we paid to our named executive officers during the year ended December 31, 2021, as well as compensation paid to our current named executive officers, please refer to the “Executive Compensation” section of this Proxy Statement, as well as the compensation tables and accompanying narrative disclosures that follow such section.

Effects of Advisory Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our current executive officers and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee and the Board will consider the outcome of the vote when making future executive compensation decisions.

Frequency of Advisory Vote

The Company intends to submit to stockholder an advisory vote to approve the executive compensation every year.

Vote Required

The resolution approving, on an advisory basis, the compensation of our named executive officers (“say-on-pay”) will be approved if a majority of the votes cast at the Annual Meeting are voted in favor of the proposal, assuming a quorum is present. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted or treated as a vote cast, although it will be counted for purposes of determining whether a quorum is present. Accordingly, an abstention will not affect the outcome of the proposal. Brokers are not entitled to use their discretion to vote uninstructed proxies with respect to the proposal, and any such “broker non-votes” will not deemed a vote cast.

The Board recommends a vote FOR approval of the resolution set forth above regarding the compensation of our named executive officers.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

On December 11, 2020, the Board of Directors of the Company terminated the engagement of D. Brooks and Associates CPAs (“D. Brooks”), as the independent registered public accounting firm of the Company. On the same date, the Audit Committee of the Board of Directors of the Company approved the engagement of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the year ending December 31, 2020. Representatives of WithumSmith+Brown, PC have been invited to attend the Annual Meeting in person or by tele-conference to respond to appropriate questions and was given an opportunity to make a statement if they so desire.

D. Brooks’s reports on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2019 and 2018 and through December 11, 2020, there were no disagreements with D. Brooks on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to D. Brooks satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years. During the fiscal years ended December 31, 2019 and 2018 and through December 11, 2020, there were no “reportable events” of the type described in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2021 and 2020, the Company did not consult with its independent accountants, WithumSmith+Brown, PC, with respect to any matter whatsoever including without limitation with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

 Audit Fees

Audit Fees include fees billed and expected to be billed for services performed to comply with Generally Accepted Auditing Standards (GAAS), including the reviews of the quarterly financial statements included in the Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. This category also includes fees for audits provided in connection with statutory filings or procedures related to audit of income tax provisions and related reserves, consents, and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Audit-Related Fees include fees for services associated with assurance and reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles, reviews, and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation.

Tax Fees

Tax Fees consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and local tax compliance and consultation in connection with various transactions and acquisitions.

	2021	2020
Audit Fees	$201,598	$52,311
Audit-Related Fees	183,024	1,000
Tax Fees	—	8,540
Total	$384,622	$61,851

Pre-Approval of Services

The Audit Committee appoints the independent accountant each year and pre-approves all services to be provided to us by our independent auditor. This process involves obtaining (i) a written description of the proposed services, (ii) the confirmation of our chief financial officer that the services are compatible with maintaining specific principles relating to independence, and (iii) confirmation from our securities counsel that the services are not among those that our independent auditors have been prohibited from performing under SEC rules. After engaging in this process, the members of the Board of Directors determine to approve or disapprove the engagement of the auditors for the proposed services.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS.

OTHER INFORMATION

The Company’s 2021 annual report on Form 10-K, excluding exhibits, will be mailed without charge to any shareholder entitled to vote at the meeting, upon written request to Nicole Fernandez-McGovern, AgEagle Aerial Systems Inc., 8863 E. 34th Street North, Wichita, Kansas 67226.

Important Notice Regarding Delivery of Shareholder Documents

If your shares are held in street name, your broker, bank, custodian, or other nominee holder may, upon request, deliver only one copy of this proxy statement and the annual report to shareholders to multiple shareholders sharing an address, absent contrary instructions from one or more of the shareholders. The Company will, upon request, deliver a separate copy of the proxy materials to a shareholder at a shared address to which a single copy was delivered, upon written or oral request, to Nicole Fernandez-McGovern, Secretary, AgEagle Aerial Systems Inc., 8863 E. 34th Street North, Wichita, Kansas 67226. Shareholders sharing an address and receiving multiple copies of the proxy materials who wish to receive a single copy should contact their broker, bank, custodian, or other nominee holder.

Other Matters to Be Presented at the Annual Meeting

The Company did not have notice, as of the date of this proxy statement, of any matter to be presented for action at the Annual Meeting, except as discussed in this proxy statement. The persons authorized by the accompanying form of proxy will vote in their discretion as to any other matter that comes before the Annual Meeting.

Shareholder Proposals for Next Annual Meeting

Shareholder proposals intended to be included in the proxy statement for the next annual meeting must be received by the Company by January 5, 2023. The persons authorized by the form of proxy to be sent in connection with the solicitation of proxies on behalf of Company’s board of directors for next year’s annual meeting will vote in their discretion as to any matter of which Company has not received notice by April 22, 2023.

By Order of the Board of Directors,

/s/ Barrett Mooney
Barrett Mooney
Chairman of the Board of Directors

May 2, 2022

AgEagle Aerial Systems Inc.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to be held on June 16, 2022

700 NW 1st Avenue, Ste. 1200, Miami, Florida 33136-4118 at 11:00 am local time

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement, form of proxy, and Annual Report on Form10-K are available at https://web.viewproxy.com/uavs/2022.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before June 8, 2022 to facilitate timely delivery. Unless requested, you will not receive a paper or e-mail copy.

Important information regarding the Internet availability of the Company’s proxy materials, instructions for accessing your proxy materials and voting online, and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.

SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

To the Stockholders of AgEagle Aerial Systems Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of AgEagle Aerial Systems Inc. will be held on June 16, 2022 at 11:00 a.m. local time at 700 NW 1st Avenue, Ste. 1200, Miami, Florida 33136-4118 for the following purposes.

Proposal 1 – To elect 4 directors;

Nominees:

01 Barrett Mooney    02 Grant Begley    03 Luisa Ingargiola    04 Thomas Gardner

Proposal 2 – To approve, on an advisory basis, the compensation of our named executive officers;

Proposal 3 – To ratify the appointment of WithumSmith+Brown, PC, as the Company’s independent accountants, for the fiscal year ending December 31, 2022.

To transact other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” the nominees listed under Proposal 1 and “FOR” Proposals 2 and 3.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our shareholders via the Internet.

Material for this Annual Meeting and future meetings may be requested by one of the following methods:

To view your proxy materials online, go to https://web.viewproxy.com/uavs/2022. Have the 11 digit control number available when you access the website and follow the instructions.

877-777-2857 TOLL FREE

requests@viewproxy.com
* If requesting material by e-mail, please send a blank e-mail with the company name and your 11 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

You must use the 11 digit control number located in the box below.

CONTROL NO.

AgEagle Aerial Systems Inc.

The following proxy materials are available for you to review at:

https://web.viewproxy.com/uavs/2022

●    Proxy Statement

●    2021 Annual Report on Form 10-K

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your control number to vote by Internet or request a paper copy of the proxy materials.

You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-877-777-2857

or

By logging onto https://web.viewproxy.com/uavs/2022

or

By email at: requests@viewproxy.com

Please include the company name and your control number in the subject line.